EXHIBIT 10.5 SEPARATION AGREEMENT THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into this 9th day of March, 2020, by and between SUSAN C. O’FARRELL (“Executive”) and BLUELINX CORPORATION, a Georgia corporation (“Company”), on its own behalf and on behalf of its parent, subsidiaries and affiliates, and their respective predecessors, successors, assigns, representatives, officers, directors, agents and employees. The term “Company,” when used in this Agreement, includes its parent, subsidiaries or affiliates (including specifically BlueLinx Holdings Inc. (“BHI”)) and their respective predecessors, successors, assigns, representatives, past or present officers, directors, agents or employees. Executive and Company are sometimes hereinafter referred to together as the “Parties” and individually as a “Party.” BACKGROUND: A. Executive is employed as the Senior Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer of Company. B. The Employment Agreement between Executive and Company dated May 5, 2014, as subsequently amended (the “Employment Agreement”), and Executive’s employment with Company will terminate in all capacities effective as of the Termination Date (as defined below). C. Company and Executive wish to avoid any disputes which could arise under the Employment Agreement and have therefore compromised any claims or rights they have or may have by agreeing to the terms of this Agreement. NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows: 1. Termination of Employment. Executive’s last day of employment with Company will be April 12, 2020 (the “Termination Date”). Effective as of the Termination Date, Executive will cease to serve as the Senior Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer of Company, but between the date of this Agreement and the Termination Date, Executive will continue to remain employed with Company in her current role, and will, in addition to her regular duties, provide transition services to any newly appointed Chief Financial Officer, as reasonably requested by Company. If Executive voluntarily terminates her employment or Company terminates Executive’s employment before the stated Termination Date as a result of unsatisfactory performance, the Termination Date shall be deemed to be the date of such actual, earlier termination. Executive’s employment with Company, and all other positions and offices with Company held by Executive on the Termination Date, shall be deemed to have ended effective as of the Termination Date, and all benefits, privileges and authorities related to Executive’s employment and services with Company ceased as of the Termination Date, except as otherwise specifically set forth in this Agreement. Executive’s Initials _____ Page 1

EXHIBIT 10.5 2. Interpretation of Agreement. The Parties agree that their entry into this Agreement is not and shall not be construed to be an admission of liability or wrongdoing on the part of either Party. 3. Future Cooperation. Executive agrees that, notwithstanding the termination of Executive’s employment on the Termination Date: (a) Executive, upon reasonable notice, will make herself reasonably available to Company for a period of two (2) months after the Termination Date for the purposes of: (i) providing information regarding the projects and files on which Executive worked for the purpose of transition, and (ii) providing information regarding any other matter, file, project, customer and/or client with whom or with respect to which Executive was involved while employed by, or providing services to, Company; and (b) Executive, upon reasonable notice, will make herself reasonably available and provide information as to any matter as to which she has knowledge or with respect to which she was involved and which is or becomes the subject of litigation or other dispute, investigation or inquiry by any governmental organization or entity, or accounting-related inquiry. 4. Consideration. (a) In consideration of Executive’s termination of employment, Executive’s full release of Company from any and all Claims as described below, and Executive’s agreement to perform the other duties and obligations of Executive contained herein, Company will, subject to ordinary and lawful deductions and Sections 4(b) and (c) below: (i) Pay to Executive a lump sum amount equal to Four Hundred Seventy-Five Thousand Dollars ($475,000) (the “Severance Amount”), to be paid less applicable withholdings no later than ten (10) business days after the Termination Date; (ii) Pay to Executive a pro rata target bonus (the “Pro-Rata Bonus Amount”) equal to Seventy-Seven Thousand Eight Hundred Five Dollars ($77,805), which equals the target bonus that would be payable to Executive under the terms of Company’s annual bonus plan for calendar year 2020, multiplied by 25.2% (92 days/365 days). The Pro-Rata Bonus Amount shall be paid in cash, with such amount, less applicable withholdings, paid no later than ten (10) business days after the Termination Date; (iii) (a) Vest and make non-forfeitable all time-based restricted stock units granted in 2018 on the Release Effective Date, (b) ensure that all performance-based restricted stock units granted in 2018 will continue to vest and become non-forfeitable based on the actual performance of Company, in the same manner and at the same time as if Executive remained employed by Company, (c) ensure that Three Thousand Nine Hundred Fifty-Nine (3,959) of the shares awarded as time-based restricted stock units granted in 2019 (i.e., one third (1/3) of the total of such restricted stock unit award) will continue to vest and become non-forfeitable on June 7, 2020 (i.e., in the same manner and at the same time as of Executive remained employed by Company), and that the remainder of such time-based restricted stock units granted in 2019 will be forfeited on the Termination Date, and (d) ensure that all performance-based restricted stock units granted in 2019 will be forfeited on the Termination Date; and Executive’s Initials _____ Page 2

EXHIBIT 10.5 (iv) Provide continued participation in Company’s medical and dental plans, on the same basis as active employees participate in such plans, until the earlier of (a) Executive’s eligibility for any such coverage under another employer’s medical or dental insurance plans or (b) the date that is one (1) year after the Termination Date; except that (x) in the event that participation in any such plan is barred, Company shall reimburse Executive on a monthly basis for any premiums paid by Executive to obtain benefits (for Executive and her dependents) equivalent to the benefits she is entitled to receive under the Company’s benefit plans, and Executive agrees that the period of coverage under such plans (or the period of reimbursement if participation is barred) shall count against the plans’ obligation to provide continuation coverage pursuant to COBRA, and (y) for the avoidance of doubt, Company shall not be obligated to pay, or reimburse Executive, for any such benefits in excess of the portion of the related premium that Company would be required to pay for such benefits for an active employee). (b) Notwithstanding anything else contained herein to the contrary, no payments shall be made or benefits delivered under this Agreement (other than payments required to be made by Company pursuant to Section 5 below) unless, (i) within twenty-one (21) days of the date of this Agreement, Executive has signed and delivered to Company a Release in the form attached hereto as Exhibit A (the “Initial Release”), and Executive does not revoke such Initial Release during the applicable revocation period, and (ii) within thirty (30) days after the Termination Date, (x) Executive has signed and delivered to Company another Release in the form attached hereto as Exhibit A (the “Release”), which has been signed by Executive no earlier than the Termination Date; and (y) the applicable revocation period under the Release has expired without Executive having elected to revoke the Release. The Release shall be effective as of the day following the expiration of the applicable revocation period without Executive having elected to revoke the Release (the “Release Effective Date”). Executive agrees and acknowledges that she would not be entitled to the consideration described herein absent execution of the Release and expiration of the applicable revocation period without Executive having revoked the Release. Any payments to be made, or benefits to be delivered, under this Agreement within the period after the Termination Date and prior to the Release Effective Date shall be accumulated and paid in a lump sum, on the first regular payroll date occurring after the Release Effective Date. (c) As a further condition to receipt of the payments and benefits in Section 4(a) above, Executive also waives any and all rights to any other amounts payable to her upon the termination of her employment relationship with Company, other than those specifically set forth in this Agreement, including without limitation any severance, notice rights, payments, benefits and other amounts to which Executive may be entitled under the laws of any jurisdiction and/or her Employment Agreement, and Executive agrees not to pursue or claim any of the payments, benefits or rights set forth therein. (d) If Company is required to prepare an accounting restatement due to material noncompliance by Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, to the extent required by law, Executive will reimburse Company for: (i) any bonus or other incentive-based or equity-based compensation received by Executive from Company (including such compensation payable in accordance with this Section 4 and Section 5) during the 12-month period following the first public issuance or filing with the Executive’s Initials _____ Page 3

EXHIBIT 10.5 Securities and Exchange Commission (whichever first occurs) of the financial document embodying that financial reporting requirement; and (ii) any profits realized by Executive from the sale of Company securities during that 12-month period. 5. Other Benefits. (a) Nothing in this Agreement or the Release shall: (i) alter or reduce any vested, accrued benefits (if any) Executive may be entitled to receive under any 401(k) plan established by Company; or (ii) affect Executive’s right to elect and pay for continuation of Executive’s health insurance coverage pursuant to COBRA. (b) The Company shall pay Executive: (i) any base salary that accrues through the Termination Date and is unpaid as of the Termination Date; (ii) Executive’s 401(k) match for 2019 to the extent it is not paid prior to the Termination Date; and (iii) any reimbursable expenses that Executive incurs before the Termination Date but are unpaid as of the Termination Date (subject to Company’s expense reimbursement policy). (c) Executive acknowledges that no annual bonus was earned for fiscal year 2019, and that Executive shall not be reimbursed or paid for any accrued but unexpired vacation days that are unused as of the Termination Date. (d) Company shall continue to provide Executive with customary and appropriate Directors and Officers Liability Coverage for six (6) years following the Termination Date as required by Section 4(g)(ii) of the Employment Agreement. 6. Competitive Activity; Confidentiality; Non-Solicitation. (a) The Parties acknowledge and agree that, except as specifically set forth below, Section 7 of the Employment Agreement (and any related definitions) survive the termination of the Employment Agreement and the termination of Executive’s employment and are incorporated into this Agreement by reference. The Parties hereby agree to continue to abide by the obligations in Section 7 of the Employment Agreement as amended hereby. (b) Confidential Information and Trade Secrets. Section 7(a)(i) of the Employment Agreement is hereby amended and restated as follows: “(i) Executive shall hold in a fiduciary capacity for the benefit of Company all Confidential Information and Trade Secrets. During Executive’s Executive’s Initials _____ Page 4

EXHIBIT 10.5 employment and thereafter for any reason, Executive shall not, without the prior written consent of Company or as may otherwise be required by law or legal process, use, communicate or divulge Confidential Information other than as necessary to perform Executive’s duties for Company; provided, however, that if the Confidential Information is deemed a trade secret under Georgia law, then the period for nondisclosure shall continue for the applicable period under Georgia Trade Secret laws in effect at the time of Executive’s termination. In addition, except as necessary to perform Executive’s duties for Company, during Executive’s employment and thereafter for the applicable period under the Georgia Trade Secret laws in effect at the time of Executive’s termination, Executive will not, directly or indirectly, transmit or disclose any Trade Secrets to any person or entity, and will not, directly or indirectly, make use of any Trade Secrets, for himself or herself or any other person or entity, without the express written consent of Company. This provision will apply for so long as a particular Trade Secret retains its status as a trade secret under applicable law. The protection afforded to Trade Secrets and/or Confidential Information by this Agreement is not intended by the parties hereto to limit, and is intended to be in addition to, any protection provided to any such information under any applicable federal, state or local law. Pursuant to the Defend Trade Secrets Act of 2016, Executive understands that: An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.” (c) Definitions. For purposes of this Agreement (including Section 6(b) hereof), the following capitalized terms shall have the following meanings. “Confidential Information” means knowledge or data relating to Company that is not generally known to persons not employed or otherwise engaged by Company, is not generally disclosed by Company, and is the subject of reasonable efforts to keep it confidential. Confidential Information includes, but is not limited to, information regarding product or service cost or pricing, information regarding personnel allocation or organizational structure, information regarding the business operations or financial performance of Company, sales and marketing plans, and strategic initiatives (independent or collaborative), information regarding existing or proposed methods of operation, current and future development and expansion or contraction plans, sale/acquisition plans and non-public information concerning the legal or financial affairs of Company. Executive’s Initials _____ Page 5

EXHIBIT 10.5 Confidential Information does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Company. This definition is not intended to limit any definition of confidential information or any equivalent term under applicable federal, state or local law. “Person” means: any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise. “Trade Secrets” means all secret, proprietary or confidential information regarding Company, BHI or any of their respective subsidiaries and affiliates or that meets the definition of “trade secrets” within the meaning set forth in O.C.G.A. § 10-1-761. 7. Construction of Agreement and Venue for Disputes. This Agreement shall be deemed to have been jointly drafted by the Parties and shall not be construed against either Party. This Agreement shall be governed by the law of the State of Georgia, and the Parties agree that any actions arising out of or relating to this Agreement or Executive’s employment with Company must be brought exclusively in either the United States District Court for the Northern District of Georgia, or the State or Superior Courts of Cobb County, Georgia. Notwithstanding the pendency of any proceeding, either Party shall be entitled to injunctive relief in a state or federal court located in Cobb County, Georgia upon a showing of irreparable injury. The Parties consent to personal jurisdiction and venue solely within these forums and solely in Cobb County, Georgia and waive all otherwise possible objections thereto. The existence of any claim or cause of action by Executive against Company, including any dispute relating to the termination of Executive’s employment or under this Agreement, shall not constitute a defense to enforcement of said covenants by injunction. 8. Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein. 9. No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any Party hereto or any Party hereby released other than the statements and representations contained in writing in this Agreement (including all Exhibits hereto). 10. Entire Agreement. This Agreement, including all Exhibits hereto (which are incorporated herein by this reference), contains the entire agreement and understanding concerning the subject matter hereof between the Parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either Party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by both Parties hereto. No waiver by either Party hereto of any term or provision of this Agreement or of any default hereunder shall affect such Party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. Notwithstanding the foregoing, the Employment Agreement will remain in effect until Executive’s Initials _____ Page 6

EXHIBIT 10.5 the Termination Date to the extent the terms of the Employment Agreement are not inconsistent with the terms of this Agreement and, if inconsistent, the terms of this Agreement will control. 11. Further Assurance. Upon the reasonable request of the other Party, each Party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement. 12. No Assignment. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. 13. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns. 14. Indemnification. Company understands and agrees that any indemnification obligations under its governing documents or the indemnification agreement between Company and Executive with respect to Executive’s service as an officer of Company remain in effect and survive the termination of Executive’s employment under this Agreement as set forth in such governing documents or indemnification agreement. 15. Nonqualified Deferred Compensation. (a) Any payment or benefit provided pursuant to or in connection with this Agreement is intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. If any payment or benefit provided pursuant to or in connection with this Agreement is considered to be deferred compensation subject to Section 409A, it shall be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Executive and Company agree that Executive’s termination of employment is an involuntary separation from service under Section 409A. (b) Neither Company nor Executive shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any manner which would not be in compliance with Section 409A (including any transition or grandfather rules thereunder). (c) Because Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i), any payments or benefits provided pursuant to or in connection with Executive’s “Separation from Service” (as determined for purposes of Section 409A) that constitute deferred compensation subject to Section 409A shall not be made until the earlier of (i) Executive’s death or (ii) six months after Executive’s Separation from Service (the “409A Deferral Period”) as required by Section 409A. Payments otherwise due to be made in installments or periodically during the 409A Deferral Period (“Delayed Payments”) shall be accumulated and paid in a lump Executive’s Initials _____ Page 7

EXHIBIT 10.5 sum as soon as the 409A Deferral Period ends, and the balance of the payment shall be made as otherwise scheduled. Any such benefits subject to the rule may be provided under the 409A Deferral Period at Executive’s expense, with Executive having a right to reimbursement from Company once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled. (d) For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A. (e) Notwithstanding any other provision of this Agreement, Company shall not be liable to Executive if any payment or benefit which is to be provided pursuant to this Agreement and which is considered deferred compensation subject to Section 409A otherwise fails to comply with, or be exempt from, the requirements of Section 409A. Executive shall be solely responsible for the tax consequences with respect to any payment or benefit provided pursuant to or in connection with this Agreement, and in no event shall Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A. 16. Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted. 17. Protected Rights. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, nor does this Agreement impact or limit Executive’s eligibility to receive an award for information provided to any Government Agencies. [signatures on following page] Executive’s Initials _____ Page 8

EXHIBIT 10.5 IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Agreement as of the day and year first above written. “Executive” /s/ Susan O’Farrell Susan O’Farrell “Company” BLUELINX CORPORATION By: /s/ Mitchell B. Lewis Name: Mitchell B. Lewis Title: President and Chief Executive Officer Executive’s Initials _____ Page 9

EXHIBIT 10.5 EXHIBIT A RELEASE In consideration for the undertakings and promises set forth in that certain Separation Agreement, dated as of March 9, 2020 (the “Agreement”), between SUSAN O’FARRELL (“Executive”) and BLUELINX CORPORATION (“Company”), the terms of which are incorporated herein by reference, Executive (on behalf of herself and her heirs, assigns and successors in interest) unconditionally releases, discharges, and holds harmless Company and its parent and current and former subsidiaries and affiliates and their respective current and former officers, directors, employees, agents, insurers, benefit plans, assigns and successors in interest (collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom (collectively “Released Claims”), that Executive had, has, or might claim to have against Releasees based upon facts occurring up to the time Executive executes this Release, whether presently known or unknown to Executive, including, without limitation, any and all claims listed below, other than any such claims Executive has or might have under the Agreement: (a) arising from or in connection with Executive’s employment, pay, bonuses, vacation or any other Executive benefits, and other terms and conditions of employment or employment practices of Company; (b) arising out of or relating to the termination of Executive’s employment with Company or the surrounding circumstances thereof; (c) based on discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, C.O.B.R.A. (as any of these laws may have been amended), the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, or any other similar labor, employment or anti- discrimination law under state, federal or local law; (d) based on any contract, tort, whistleblower, personal injury, wrongful discharge theory or other common law theory; or (e) arising under the Agreement or any written or oral agreements between Executive and Company or any of Company’s subsidiaries or affiliates (other than the Agreement). Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in her favor at the time she signs this Agreement, and that this Agreement contemplates the extinguishment of any such Claim or Claims. _______ Executive’s Initials _____

EXHIBIT 10.5 Except as otherwise set forth herein, Executive covenants not to sue or initiate any claims in any forum against any of the Releasees on account of or in relation to any Released Claim, or to incite, assist or encourage other persons or entities to bring claims of any nature whatsoever against Company or Releasees. Executive further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local. This provision does not prohibit Executive from filing a lawsuit challenging the validity of Executive’s waiver of claims under the ADEA. Notwithstanding anything herein to the contrary, Company and Executive acknowledge and agree that the above release does not waive any rights or claims that may arise based on facts or events occurring after the date of Executive’s execution of this Agreement, nor does it serve to waive any rights or claims that are precluded from being waived by applicable law. Protected Rights. Executive understands that nothing contained in this Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. This Release does not limit Executive’s right to receive an award for information provided to any Government Agencies. In addition, Executive agrees not to file a lawsuit asserting any claims that are waived in this Release. If Executive files such a lawsuit, Executive shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Executive’s claim, and, as a precondition to filing any such lawsuit, shall return all but $500.00 of the severance benefits or payments Executive has received. The preceding two sentences of this paragraph do not apply if Executive files a charge or lawsuit under the Age Discrimination in Employment Act (“ADEA”) challenging the validity of this Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Executive to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments Executive received for signing this Release shall serve as restitution, recoupment, or setoff to any monetary award received by Executive. Executive hereby acknowledges that Executive has no interest in reinstatement, reemployment or employment with Company or any Releasee, and Executive forever waives any interest in or claim of right to any future employment by Company or any Releasee. Executive further covenants not to apply for future employment with Company or any Releasee, or to otherwise seek or encourage reinstatement. _______ Executive’s Initials _____

EXHIBIT 10.5 By signing this Release, Executive certifies that: (a) Executive acknowledges and agrees that her waiver of rights under this Release is knowing and voluntary and complies in full with all criteria set forth in the regulations promulgated under the Older Workers Benefit Protection Act for release or waiver of claims under the Age Discrimination in Employment Act and further complies in full with the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any and all other applicable federal, state and local laws, regulations, and orders (b) Executive has carefully read and fully understands the provisions of this Release; (c) That the payment referred to in this Release and the Agreement exceeds that to which Executive would otherwise have been entitled, and that the actual payment is in exchange for her release of the claims referenced in this Release; (d) Executive is advised via this Release, to consult with an attorney before signing this Release. (e) Executive understands that any discussions she may have had with counsel for Company regarding her employment or this Release does not constitute legal advice to her and that she has had the opportunity to retain her own independent counsel to render such advice; (f) Executive understands that this Release and the Agreement FOREVER RELEASE Company and all other Releasees to the extent set forth above, except that Executive is not releasing or waiving any claim under the Age Discrimination in Employment Act that may arise after Executive’s execution of this Release; (e) In signing this Release and the Agreement, Executive DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS RELEASE OR IN THE AGREEMENT by Company or any other Releasee, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise, and Executive agrees that this Release will be interpreted and enforced in accordance with Georgia law; (f) Company hereby allows Executive no less than twenty-one (21) days from Company’s final offer to consider this Release and the Agreement, and she has had sufficient time to consider her decision to enter into this Release and the Agreement. In the event Executive executes this Release and the Agreement prior to the expiration of the aforesaid 21-day period, she acknowledges that her execution of this Release and the Agreement before the expiration of the 21-day period was knowing and voluntary and was not induced in any way by Company or any other person or entity; and (g) Executive agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure. _______ Executive’s Initials _____

EXHIBIT 10.5 Executive may revoke this Release within seven (7) calendar days after signing it. To be effective, such revocation must be delivered to and received in writing by the General Counsel of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Revocation can be made by hand delivery or facsimile before the expiration of this seven (7) day period. This Release may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted. IN WITNESS WHEREOF, the undersigned has executed this Release as of the date set forth below. “Executive” /s/ Susan O’Farrell Susan O’Farrell Dated: March 9, 2020 _______ Executive’s Initials _____